EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-283988 on Form S-3 and Registration Statement Nos. 333-255691, 333-150791, 333-62256, 333-84014, 333-166517, 333-166518, 333-179884, 333-188352, and 333-224466, on Form S-8, of our report dated February 24, 2026, relating to the financial statements of EOG Resources, Inc., and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 24, 2026